Exhibit 23.1

CONSENT OF CROWE HORWATH LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Plumas Bancorp and Subsidiary of our report dated March 22, 2013 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Plumas Bancorp and Subsidiary for the year ended December 31, 2012.

/s/ Crowe Horwath LLP

Sacramento, California

September 12, 2013